UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

ROYALE GROUP HOLDING, INC.

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA	20-5913810
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

68, Soi Suphaphong 3

Yak 8, Sirinakarn 40 Road

Nonghob, Praver, 10250 Bangkok, Thailand

(Address of Principal Executive Offices and Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2013, the Board of Directors of Royale Group Holding, Inc (“Company”) appoints Yupa Sathapornjariya and Tan Swe Poo as the new members of the Board of Directors, effective immediately. The Board of Directors appoints Yupa Sathapornjariya as the Chairman of the Board, Tan Swe Poo as the Secretary and Yupa Sathapornjariya as the Treasurer of the Company, effective immediately.

The Board of Directors appoints Tan Swe Poo as the Chief Executive Officer of the Company and Yupa Sathapornjariya as the Chief Financial Officer of the Company, effective immediately.

On October 15, 2013, the Board of Directors accepts Kok Cheang Lim’s resignation from all positions he holds in the Company, including board director, the Chairman of the Board, the President, the Secretary and the Treasurer of the Company, the Chief Executive Officer and the Chief Financial Officer of the Company, effective immediately.

Yupa Sathapornjariya, age 24, is a Thailand citizen. She earned a Bachelor’s degree from Chiangrai Rajabhat University and Yuxi Normal University. From 2011 to 2012, she worked at ABB Place and from 2013 to present, she worked at Edison Thailand.

Tan Swe Poo, age 54, is a Malaysian citizen. He earned a number of higher level degrees including PhD and Masters from UK, US and Malaysian universities and has worked for more than 30 years as a businessman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2013	Royale Group Holding, Inc.

/s/ Tan Swe Poo
Tan Swe Poo
Chief Executive Officer